Exhibit 5.1

Transocean Ltd. Turmstrasse 30 CH-6312 Steinhausen Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00
Zürich, September 25, 2025

Transocean Ltd.

We have acted as special Swiss counsel to Transocean Ltd., a Swiss corporation (the Company), in connection with the Registration Statement on Form S-3 (Registration No. 333-280617) (the Registration Statement) filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), a related prospectus, dated June 28, 2024, and a prospectus supplement (the Prospectus Supplement), dated September 24, 2025 (together, the Prospectus) with respect to the issuance and sale of (i) 125,000,000 registered shares of the Company with a par value of USD 0.10 each (the Firm Shares, and the registered shares of the Company with a par value of USD 0.10 each generally, the Shares), and (ii) up to an additional 18,750,000 additional Shares pursuant to the exercise in full of an option granted by the Company to the Underwriters to purchase additional Shares as set forth in Underwriting Agreement (the Additional Shares, and together with the Firm Shares, the Offering Shares) in an equity offering on a non-preemptive rights basis (the Equity Offering).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents (as defined below), unless otherwise defined herein.

I.Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any other matter, agreement or document referred to in any of the Documents (as defined below) (including in the case of the Registration Statement, any document incorporated by reference therein or exhibit thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)

an electronic copy of the Registration Statement and the Prospectus, as filed with the Commission and as deposited with the Prospectus Office of SIX Exchange Regulation AG pursuant to Article 54 paras. 2 and 3 of the Swiss Financial Services Act of June 15, 2018, as amended (FinSA), and Article 70 paras. 2 – 4 of the Swiss Financial Services Ordinance of November 6, 2019, as amended (FinSO);

(ii)

an electronic copy of (i) an excerpt from the minutes of the resolutions of the board of directors of the Company (the Board), dated May 30, 2025, regarding a capital increase and the issuance of Shares based on the capital band (Ermächtigungsbeschluss), and (ii) the public deed in respect of the resolutions of the Board, dated May 30, 2025, ascertaining the capital increase within the capital band (Feststellungsbeschluss); (iii) the minutes of the written resolutions of the Board, dated September 21, 2025, regarding, among other things, the approval and authorization of the Equity Offering and the actions to be taken in connection therewith; and (iv) the minutes of the resolutions of the finance committee of the Board, dated September 19, 2025, regarding, among other things, the approval and authorization of the Equity Offering and the recommendations to the Board in respect thereof (collectively the Resolutions);

(iii)

an electronic copy of the executed underwriting agreement dated September 24, 2025 (the Underwriting Agreement), among the Company and the several underwriters named in Schedule I thereto (the Representatives and the several underwriters collectively the Underwriters);

(iv)

a legalized copy of the articles of association (Statuten) of the Company, dated as of May 30, 2025, certified by the Commercial Register of the Canton of Zug, Switzerland, on September 12, 2025 (the Articles);

(v)	an electronic copy of the organizational regulations (Organisationsreglement) of the Company, dated as of May 30, 2025 (the Organizational Regulations);
(vi)	a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland, relating to the Company, dated as of September 12, 2025 (the Excerpt); and

(vii) an electronic copy of the Company's uncertificated securities register (Wertrechtebuch), dated June 3, 2025, confirming the creation of an aggregate 1,204,009,681 uncertificated securities (Wertrechte) of the Company, including the uncertificated securities (Wertrechte) created further to the adoption of the Resolutions (the Uncertificated Securities Register).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures on any such document have been affixed thereto by the individual to whom such electronic or facsimile signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;
(d)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements given in connection with the Documents are, true, accurate and complete;
(e)

the Registration Statement and the Prospectus have been (i) duly filed by the Company with the Commission and have become effective under applicable rules and regulations, and (ii) duly deposited with the Prospectus Office of SIX Exchange Regulation AG as a foreign prospectus pursuant to Article 54 paras. 2 and 3 of the FinSA and Article 70 paras. 2 – 4 of the FinSO;

(f)

all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required under Swiss law, for the offering, issuance and sale of the Offering Shares, for the filing of the Registration Statement and the Prospectus, for the distribution of the Prospectus, or for any other activities carried out in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Prospectus and the Equity Offering, have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(g)	the Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been rescinded or amended and (iii) are in full force and effect;
(h)	no laws other than those of Switzerland affect any of the conclusions stated in this opinion;
(i)	the Company has not entered and will not enter into any transaction which could be construed as repayment of the Company's share capital; and
(j)

the Articles, the Organizational Regulations, the Excerpt and the Uncertificated Securities Register are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations, the Excerpt, the Uncertificated Securities Register as of the date hereof and no shares have been issued other than as reflected in the Articles and the Excerpt.

III.Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation (Aktien-
gesellschaft) under the laws of Switzerland with all requisite corporate power and authority to conduct its business as described in the Articles.
2.	The Company's share capital registered in the Commercial Register of the Canton of Zug, as evidenced in the Excerpt, amounts to USD 120,400,968.10, divided into 1,204,009,681 Shares. When the Offering Shares have been issued, delivered and fully paid for as provided in the Underwriting Agreement, the Offering Shares have been validly issued, fully paid as to their nominal value and are non-assessable.
IV.Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

Other than as expressly stated herein, we express no opinion herein on the correctness or completeness of the Registration Statement and the Prospectus. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, the Offering Shares and the Equity Offering. In addition, we have not been responsible for investigating or verifying the accuracy of the facts, including the business, financial and economic information contained in the Registration Statement and the Prospectus, or that no material fact has been omitted therefrom.

(c)	We express no opinion as to the exclusion of the Company's existing shareholders' subscription rights (Bezugsrechte) in connection with the Equity Offering.
(d)

The exercise of voting rights and rights related thereto with respect to any Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(e)	We express no opinion as to any tax, commercial, regulatory, accounting, financial, calculating, auditing or other non-legal matter.

(f)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Shares.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,
HOMBURGER AG

/s/ David Oser
David Oser